CONSULTING AND ACQUISITION MANAGEMENT AGREEMENT

      Agreement made this 7th day of January 1997 by and between Aquagenix, Inc., a Florida corporation ("Company") and Shulman & Associates, Inc. a Florida corporation ("Shulman").

      Whereas, Company desires to engage the services of Shulman in order to identify, evaluate and structure mergers, consolidations, acquisitions, joint ventures and strategic alliances (collectively referred herein as "Acquisitions") and to provide certain financial public relations services for Company ;

      Whereas, Shulman desires to perform such services on behalf of the Company; and

      Whereas, the parties desire to set forth the terms and conditions of such consulting arrangement;

      Now Therefore, in consideration of the mutual promises contained herein and intending to be legally bound hereby, the parties agree as follows:

      1.CONSULTING SERVICES.

         1.1 Company hereby agrees to retain Shulman as a consultant to assist the Company in the identification, evaluation, structuring, negotiating and closing of business acquisitions for the account of Company upon such terms and conditions as are reasonably acceptable to Company. Notwithstanding anything to the contrary contained herein, each Acquisition shall be subject to the approval of the Company, which approval may be withheld or delayed for any reason in the Company's sole and absolute discretion.

             1.2 Shulman shall, in connection with each proposed Acquisition assist the Company as requested in the consummation of the transaction. If any Acquisition is completed by the Company or an affiliate during the term of this Agreement, Shulman shall be entitled to the fees set forth in subparagraph 3.2 hereof.

        1.3 Shulman, in addition, agrees to assist and advise the Company in its financial public relations by working with outside entities as directed by the Company.

      2.TERM.
              This Agreement shall be for a term of three (3) years from the date hereof. However, the Agreement may be terminated by either party on the annual anniversary date of this Agreement upon thirty (30) days prior written notice.


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      3.COMPENSATION.
              The Company shall pay the following compensation to Shulman in consideration of the services to be rendered hereunder:

        3.1 A monthly fee of one thousand ($1,000.00) dollars during the term of this Agreement. Such fee shall include normal out of pocket expenses incurred by Shulman. Any extraordinary expenses for which Shulman desires to be reimbursed must be approved in advance by the Company;

        3.2 Upon the consummation of each Acquisition by the Company or an affiliate, a fee of three (3%) per cent of the Aggregate Market Value (as defined) of the Acquisition to be paid in cash or registered shares of the Company 's common stock at the sole discretion of the Company.

        3.3 Aggregate Market Value means (i) in the event that the Company, or its stock is acquired, the number of fully diluted shares of the Company's common stock so acquired times the fair market value per share of the cash paid and/or the securities issued by the acquiring party, (ii) in the event that the Company acquires another entity , or its stock, the fair market value of the cash paid and/or the securities issued by the Company for such other entity's common stock, and (iii) in the event of an Acquisition of the Company's assets, or an Acquisition by the Company of assets of another entity, the fair market value of the pre-tax consideration received or paid (as the case may be) by the Company including assumption of indebtedness. For the purposes of this Agreement, the fair market value of equity and debt securities will be determined based upon (i) the closing sale price for such securities in the registered national securities exchange providing the primary market in such securities on the last trading day prior to the closing date of the Acquisition or other transaction, (ii) if such securities are not so traded, the average of the closing bid prices as reported by the Nasdaq for the previous ten(10) consecutive trading days prior to closing, or (iii) if such securities are not so traded or reported, as determined in good faith estimate of the Board of Directors of the Company.

        3.4 In the event this Agreement is terminated or expires, the provisions of subparagraphs 3.2 and 3.3 shall be in effect for a period of one year from such termination date; and with respect to any Acquisitions introduced by Shulman to the Company for a period of two years from the termination date.

        3.5 Upon the execution of this Agreement the Company shall grant Shulman options to purchase three hundred thousand (300,000) shares of the Company's common stock, such options to be effective as of January 7,1997 and exercisable for a period of three years from that date at a price of $7.00 per share. Upon the exercise of these options by Shulman, the Company shall register the underlying shares within ninety (90) days from such exercise.

        3.6 In addition, the Company shall grant Shulman two hundred twenty-five




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thousand  (225,000)  options to purchase shares of the Company's common stock at
$6.00 per share, such options shall be exercised within sixty (60) days of the execution of this Agreement. Such shares shall be registered by the Company upon their exercise.

      4.DISPUTE RESOLUTIONS.
               Any dispute, controversy or claim between the Company, on the one hand, and Shulman on the other hand, which arises out of , relates to or is in connection with this Agreement or the subject matter hereof, shall be settled by arbitration in the jurisdiction of the parties against whom the proceeding is initiated in accordance with the following principles:

                  (i) the party demanding arbitration shall, in writing , set forth the nature of the dispute, controversy or claim;
                 (ii) each of the Company and Shulman shall name an arbitrator to resolve the dispute, with such arbitrators naming a third arbitrator;
                (iii) the arbitrators, sitting as a panel, shall go carefully into the merits of the asserted dispute, controversy or claim, and shall have full and complete power, authority and jurisdiction to hear and determine any and all disputed matters and shall call, and have the power to demand, such evidence as they deem necessary to a proper determination thereof;
                 (iv) after a full and careful consideration of the dispute, controversy or claim and all matters related thereto, the arbitrators shall made a report of its finding, and such report shall be final and conclusive and shall be binding upon the parties;
                (v) a decision by any two arbitrators shall be deemed a decision by all of the arbitrators; and
               (vi) the arbitrators shall execute an award upon its decision, and such award may be entered as a final, nonappealable judgement in any court having jurisdiction.

      6.ENTIRE AGREEMENT.
         This Agreement contains the entire agreement among the parties with respect to the subject matter hereof and supercedes all prior agreements, written or oral, with respect thereto.

      7.WAIVERS AND AMENDMENTS.
          This Agreement may be amended, modified , superceded, cancelled, renewed or extended , and the terms and conditions hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which any party may otherwise have at law or in equity.

      8.GOVERNING LAW.
                This Agreement shall be governed and construed in accordance with the laws of the State of Florida.

      9.NO ASSIGNMENT.
               This Agreement is not assignable by the parties without the prior consent of the others.





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         10.SEVERABILITY.
              The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or other provision of this Agreement shall in no way affect the validity or enforcement of any other provision or part thereof.

         11.NO AGENCY.
              Shulman shall not, without the express written consent of the Company, hold himself out as the agent of the Company, nor shall Shulman have the authority to bind the Company or incur liabilities on behalf of the Company, except as otherwise provided for herein, without the express written consent of the Company.

         12.NOTICES.
              All notices to be given hereunder shall be in writing, with fax notices being an acceptable substitute for mail and/or and delivery to:

                      (i)  Shulman &Associates, Inc.
                           7777 Glades Road, Suite 201
                           Boca Raton, Florida 33434
                           Att. Manny Shulman, President

                      (ii) Aquagenix Inc.
                           6500 NW 15th Avenue
                           Ft. Lauderdale, Florida 33309
                           Att. Andrew Chesler, President

            IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                                          AQUAGENIX, INC.

                                          BY: /s/ Andrew Chesler
                                             --------------------------
                                              Andrew Chesler,President

                                          SHULMAN & ASSOCIATES,INC.

                                          BY: /s/ Manny Shulman
                                             --------------------------
                                              Manny Shulman, President